Schedules A and B – Management Agreement – CFST and CFST II

SCHEDULE A

As of September 1, 2015

Columbia Funds Series Trust

Series	Effective Date
Columbia AMT-Free California Intermediate Muni Bond Fund	September 1, 2015
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	September 1, 2015
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	September 1, 2015
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	September 1, 2015
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	September 1, 2015
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	September 1, 2015
Columbia Short Term Municipal Bond Fund	September 1, 2015
Columbia Convertible Securities Fund	July 1, 2015
Columbia International Opportunities Fund	July 1, 2015
Columbia International Value Fund	July 1, 2015
Columbia Large Cap Enhanced Core Fund	July 1, 2015
Columbia Large Cap Index Fund	July 1, 2015
Columbia Marsico 21st Century Fund	July 1, 2015
Columbia Marsico Focused Equities Fund	July 1, 2015
Columbia Marsico Global Fund	July 1, 2015
Columbia Marsico Growth Fund	July 1, 2015
Columbia Mid Cap Index Fund	July 1, 2015
Columbia Mid Cap Value Fund	July 1, 2015
Columbia Overseas Value Fund	July 1, 2015
Columbia Select International Equity Fund	July 1, 2015
Columbia Select Large Cap Equity Fund	July 1, 2015
Columbia Short Term Bond Fund	August 1, 2015
Columbia Small Cap Index Fund	July 1, 2015
Columbia Small Cap Value Fund II	July 1, 2015

Columbia Funds Series Trust II

Series	Effective Date
Columbia Global Equity Value Fund	July 1, 2015
Columbia Global Infrastructure Fund	September 1, 2015

A-1

Schedules A and B – Management Agreement – CFST and CFST II

SCHEDULE B

Fee Schedule

As of September 1, 2015

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia AMT-Free California Intermediate Muni Bond Fund	September 1, 2015	$0 - $250 $250 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.350% 0.330% 0.320% 0.310%
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	September 1, 2015	$0 - $250 $250 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.350% 0.330% 0.320% 0.310%
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	September 1, 2015	$0 - $250 $250 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.350% 0.330% 0.320% 0.310%
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	September 1, 2015	$0 - $250 $250 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.350% 0.330% 0.320% 0.310%
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	September 1, 2015	$0 - $250 $250 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.350% 0.330% 0.320% 0.310%

Schedules A and B – Management Agreement – CFST and CFST II

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	September 1, 2015	$0 - $250 $250 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.350% 0.330% 0.320% 0.310%
Columbia Convertible Securities Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 >$1,500	0.820% 0.770% 0.720% 0.670%
Columbia Global Equity Value Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.720% 0.670% 0.620% 0.570% 0.550% 0.530% 0.520%
Columbia Global Infrastructure Fund	September 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $2,000 $2,000 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.710% 0.705% 0.650% 0.600% 0.590% 0.540% 0.530%
Columbia International Opportunities Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%
Columbia International Value Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%
Columbia Large Cap Enhanced Core Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.750% 0.700% 0.650% 0.600% 0.580% 0.560% 0.550%
Columbia Large Cap Index Fund(1)	July 1, 2015	ALL	0.20%
Columbia Marsico 21st Century Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.770% 0.720% 0.670% 0.620% 0.600% 0.580% 0.570%

Schedules A and B – Management Agreement – CFST and CFST II

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Marsico Focused Equities Fund	July 1, 2015	0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.770% 0.720% 0.670% 0.620% 0.600% 0.580% 0.570%
Columbia Marsico Global Fund	July 1, 2015	0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%
Columbia Marsico Growth Fund	July 1, 2015	0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.770% 0.720% 0.670% 0.620% 0.600% 0.580% 0.570%
Columbia Mid Cap Index Fund	July 1, 2015	ALL	0.20%
Columbia Mid Cap Value Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $12,000 >$12,000	0.820% 0.770% 0.720% 0.670% 0.660% 0.650%
Columbia Overseas Value Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%
Columbia Select International Equity Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%
Columbia Select Large Cap Equity Fund	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.770% 0.720% 0.670% 0.620% 0.600% 0.580% 0.570%

Schedules A and B – Management Agreement – CFST and CFST II

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Short Term Bond Fund	August 1, 2015	$0 - $500

$500 - $1,000

$1,000 - $2,000

$2,000 - $3,000

$3,000 - $6,000

$6,000 - $7,500

$7,500 - $9,000

$9,000 - $10,000

$10,000 - $12,000

$12,000 - $15,000

$15,000 - $20,000

$20,000 - $24,000

$24,000 - $50,000

>$50,000

			0.430% 0.425% 0.415% 0.410% 0.395% 0.380% 0.365% 0.360% 0.350% 0.340% 0.330% 0.320% 0.300% 0.280%
Columbia Short Term Municipal Bond Fund	September 1, 2015	$0 - $500

$500 - $1,000

$1,000 - $2,000

$2,000 - $3,000

$3,000 - $6,000

$6,000 - $7,500

$7,500 - $9,000

$9,000 - $10,000

$10,000 - $12,000

$12,000 - $15,000

$15,000 - $20,000

$20,000 - $24,000

$24,000 - $50,000

>$50,000

			0.430% 0.425% 0.415% 0.410% 0.395% 0.380% 0.365% 0.360% 0.350% 0.340% 0.330% 0.320% 0.300% 0.280%
Columbia Small Cap Index Fund(1)	July 1, 2015	ALL	0.20%
Columbia Small Cap Value Fund II	July 1, 2015	$0 - $500 $500 - $1,000 $1,000 - $3,000 $3,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.760% 0.750%

(1)	The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Schedules A and B – Management Agreement – CFST and CFST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of August 26, 2015.

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Managing Director and Chief Operating Officer